CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 15, 2011, in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-170425) and related Prospectus of Medgenics Inc. for the registration of its common stock.

Haifa, Israel
March 29, 2011

Kost Forer Gabbay & Kasierer
Kost, Forer, Gabbay & Kasierer
A member of Ernst & Young Global